                            CENTERPOINT PROPERTIES TRUST
                                         TO
                  U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

                           SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF OCTOBER 23, 1998

                      $250,000,000 MEDIUM-TERM NOTES, SERIES A
                   DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                              SUPPLEMENT TO INDENTURE
                             DATED AS OF APRIL 7, 1998

                                      BETWEEN

                            CENTERPOINT PROPERTIES TRUST
                                        AND
                  U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

     SECOND SUPPLEMENTAL INDENTURE, dated as of October 23, 1998, between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), having its principal offices at 1808 Swift Road, Oak Brook, Illinois 60523, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee"), having its Corporate Trust Office at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601.

                                  RECITALS

     WHEREAS, the Company executed and delivered its Indenture (the "Original Indenture"), dated as of April 7, 1998, as supplemented by the First Supplemental Indenture between the Trustee and the Company dated as of April 7, 1998 (the "First Supplemental Indenture") to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its unsecured indebtedness.

     WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Company may create one or more series of its debt securities.

     WHEREAS, the Company intends by this Supplemental Indenture to create a series of debt securities, in an aggregate principal amount not to exceed $250,000,000, entitled "CenterPoint Properties Trust Medium-Term Notes, Series A" (the "Notes").

     WHEREAS, the Board of Trustees of the Company has approved the creation of the Notes.

     WHEREAS, the consent of Holders to the execution and delivery of this Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Supplemental Indenture have been taken.

     NOW, THEREFORE IT IS AGREED:

                                 ARTICLE ONE
 DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS OF THE DEBT SECURITIES

     SECTION 1.01 DEFINITIONS. Capitalized terms used in this Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

     "Adjusted Total Assets" as of any date means the total of all assets determined in accordance with GAAP plus accumulated depreciation.

     "Annual Service Charge" as of any date means the aggregate amount of any interest expensed for the four consecutive fiscal quarters most recently ended, as determined in accordance with GAAP.

     "Consolidated Income Available for Debt Service" as of any date means Consolidated Net Income (as defined below) of the Company and its Subsidiaries plus amounts that have been deducted for: (a) interest on Debt of the Company and its Subsidiaries; (b) provision for taxes of the Company and its Subsidiaries based on income; (c) amortization of debt discount; (d) depreciation and amortization; (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income; and (f) amortization of deferred charges, for the four consecutive fiscal quarters most recently ended, all as determined in accordance with GAAP, and without taking into account any provision for gains and losses on properties.

     "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Indenture" means the Original Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture.

     "Intercompany Debt" means Debt to which the only parties are the Company and any Subsidiary and, in the case of Debt owed by the Company to any Subsidiary, such Debt is subordinate in right of payment to the holders of the Notes.

     "Notes" means the Company's Medium-Term Notes, Series A, issued from time to time under the Indenture.

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

     "Unencumbered Total Asset Value" as of any date means the sum of: (i) the value of those Undepreciated Real Estate Assets not subject to an encumbrance; and (ii) the value of all other assets of the Company and its Subsidiaries on a consolidated basis not subject to an encumbrance determined in accordance with GAAP (but excluding accounts receivable and intangibles).

     SECTION 1.02  CREATION OF THE DEBT SECURITIES.  In accordance with
Section 301 of the Original Indenture, the Company hereby creates the Notes as separate series of its debt securities issued pursuant to the Indenture. The Notes shall be issued from time to time in an aggregate principal amount not to exceed $250,000,000.

     SECTION 1.03 APPLICABILITY OF DEFEASANCE OR COVENANT DEFEASANCE. The provisions of Article 14 of the Original Indenture shall apply to the Notes.

                                 ARTICLE TWO
                             ADDITIONAL COVENANTS

     The Notes shall be governed by all the covenants contained in the Original Indenture, as supplemented by this Second Supplemental Indenture, and in particular, this Second Supplemental Indenture amends Section 1004 of the Original Indenture to read as follows:

          "SECTION 1004.  Limitations on Incurrence of Debt.

          (a) The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

          (b) The Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge on the date on which such additional Debt is to be incurred would have been less than 1.5 to 1, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof.

          (c) The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Company or any Subsidiary ("Secured Debt"), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the sum of (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

          (d) The Company will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

          For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof."

                                ARTICLE THREE
                                   TRUSTEE

     SECTION 3.01 TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Company. The recitals of fact contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

                                 ARTICLE FOUR
                           MISCELLANEOUS PROVISIONS

     SECTION 4.01 RATIFICATION OF ORIGINAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 4.02 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof

     SECTION 4.03 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 4.04 SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 4.05 GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 4.06 COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                       CENTERPOINT PROPERTIES TRUST

                                       By:
                                          ------------------------------------
                                       Name:  John S. Gates, Jr.
                                       Title: President

Attest:

By:
   ------------------------
Name:  Paul S. Fisher
Title: Secretary


                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


Attest:

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------

STATE OF ILLINOIS  )
                   )    SS:
COUNTY OF COOK     )


     On the ___ day of October, 1998, before me personally came JOHN S. GATES, JR., and PAUL S. FISHER, to me known, who, being by me duly sworn, did depose and say that they are the President and Secretary, respectively, of CENTERPOINT PROPERTIES TRUST, one of the parties described in and which executed the foregoing instrument, and that they signed their name, respectively, thereto by authority of the Board of Trustees.

[Notarial Seal]



-----------------------------
Notary Public

COMMISSION EXPIRES

STATE OF ILLINOIS  )
                   )       SS:
COUNTY OF COOK     )


               On the __ day of October, 1998, before me personally came _____________ and _______________, who, being by me duly sworn, did depose and say that they are ____________ and ______________, respectively, of U.S. BANK TRUST NATIONAL ASSOCIATION, one of the parties described in and which executed the foregoing instrument, and that they signed their names thereto by authority of the Board of Directors.

[Notarial Seal]



-------------------------
Notary Public